Exhibit 99.1

                 LTX Announces Third Quarter Results

    NORWOOD, Mass.--(BUSINESS WIRE)--May 17, 2007--LTX Corporation (Nasdaq: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its third quarter ended April 30, 2007.

    Sales for the quarter were $33,014,000, down 5% from the prior quarter sales of $34,671,000. Net loss for the quarter was $(7,991,000), or $(0.13) per share on a GAAP basis, which included a one-time charge of $4,175,000, or $0.07 per share related to excess HFi inventory. Sales for the 2006 third fiscal quarter were $56,339,000 and the net income was $8,141,000, or $0.13 per share on a GAAP basis. Total incoming orders for the third quarter of fiscal 2007 were $22 million. Product orders of $20 million were flat sequentially, while service orders were $2 million for the quarter.

    Dave Tacelli, chief executive officer and president, commented, "LTX's results for the third fiscal quarter reflected weak business conditions that are expected to persist through the first half of the calendar year. However, certain segments are starting to gain momentum, and as a result, we remain optimistic that the second half of the calendar year should show an improving business environment for LTX, driven by a combination of semiconductor unit growth volume in our core markets, and by market share gains at key target customers."

    FOURTH QUARTER FISCAL 2007 OUTLOOK

    Revenue is expected to be in the range of $33 million to $35 million, with gross margin of approximately 46%. Loss per share is projected to be in the range of $(0.04) to $(0.06) assuming 62.2 million shares fully diluted shares, and a 0% tax rate.

    The Company will conduct a conference call today, May 17, 2007, at 4:30 PM EDT to discuss this release. The call may be accessed via telephone by dialing 800-561-2693, passcode 72621107. The conference call will also be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through June 16, 2007 via telephone by dialing 888-286-8010; passcode 98168655 or by visiting our web site at www.ltx.com.

    "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

    ABOUT LTX

    LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. LTX's X-Series, the industry's most comprehensive family of production-proven, compatible test systems, delivers a scalable solution that provides the right test performance and the right cost of test. Combined with LTX's industry-leading applications engineering and customer service teams, the X-Series enables companies to accelerate their time to market, optimize test economics and stay ahead of the technology curve. Additional information can be found at www.ltx.com.

    LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation. All other trademarks are the property of their respective owners.

    www.ltx.com



                           LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                             (Unaudited)
                            (In thousands)

                                                   April 30, July 31,
                                                     2007      2006
                                                   --------- ---------
ASSETS
Current assets:
 Cash and Cash equivalents                         $ 57,713  $106,445
 Marketable Securities                               43,887    87,776
 Accounts receivable - trade                         19,358    38,704
 Accounts receivable - other                          1,819     3,269
 Inventories                                         28,781    29,847
 Prepaid Expense                                      3,443     4,156
                                                   --------- ---------
  Total current assets                              155,001   270,197

Property and equipment, net                          35,010    37,633
Goodwill and other intangible assets                 14,937    15,462
Other assets                                          2,230     4,398
                                                   --------- ---------
                                                   $207,178  $327,690
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt                 $ 28,423  $ 70,071
 Accounts payable                                    15,624    20,995
 Deferred revenues and customer advances              2,967     3,646
 Deferred gain on leased equipment                      132       644
 Other accrued expenses                              19,466    31,554
                                                   --------- ---------
  Total current liabilities                          66,612   126,910
                                                   --------- ---------

Long-term debt, less current portion                 18,800    77,620
Long-term liability other                             5,541     5,521
Stockholders' equity                                116,225   117,639
                                                   --------- ---------
                                                   $207,178  $327,690
                                                   ========= =========




                           LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS

                             (Unaudited)
            (In thousands, except earnings per share data)



                                   Three Months        Nine Months
                                       Ended              Ended
                                     April 30,          April 30,
                                 ----------------- -------------------
                                   2007     2006     2007      2006
                                 -------- -------- --------- ---------

Net sales                        $33,014  $56,339  $117,525  $149,093

Cost of sales (includes stock-
 based compensation expense of
 $25 for Q3 FY07; $42 for Q3
 FY06; $82 YTD FY07; $130 YTD
 FY06)                            18,000   26,859    61,333    78,440

Inventory related provision        4,175        -     4,175       221
                                 -------- -------- --------- ---------

  Gross Margin                    10,839   29,480    52,017    70,432

Engineering and product
 development expenses (includes
 stock-based compensation
 expense of $242 for Q3 FY07;
 $288 for Q3 FY06, $836 YTD
 FY07; $808 YTD FY06)             12,203   12,829    38,058    41,378


Selling, general and
 administrative expenses
 (includes stock-based
 compensation expense of $587
 for Q3 FY07; $1,104 for Q3
 FY06; $2,217 YTD FY07; $2,418
 YTD FY06)                         6,778    7,765    20,276    22,220

Reorganization costs                   -        -      (377)    6,104
                                 -------- -------- --------- ---------

  Income (Loss) from operations   (8,142)   8,886    (5,940)      730

Interest income (expense), net       151     (745)     (540)   (2,418)
                                 -------- -------- --------- ---------

Net income (loss)                $(7,991) $ 8,141  $ (6,480) $ (1,688)
                                 ======== ======== ========= =========


Net income (loss) per share
Basic                            $ (0.13) $  0.13  $  (0.10) $  (0.03)
Diluted                          $ (0.13) $  0.13  $  (0.10) $  (0.03)


Weighted average shares:
Basic                             62,147   61,734    62,065    61,619
Diluted                           62,147   62,088    62,065    61,619

    CONTACT: LTX Corporation
             Mark Gallenberger, 781-467-5417
             mark_gallenberger@ltx.com